EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No. 333-84862 on Form S-8 dated March 25, 2002 of our report dated February 27, 2009 with respect to the financial statements of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors included in Exhibit 99.1 of this Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ Andrews Hooper & Pavlik P.L.C. Certified Public Accountants

Saginaw, Michigan
February 27, 2009